Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 30, 2014 for TransFirst Inc. in the Registration Statement (Form S-1) and the related Prospectus of TransFirst Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

July 30, 2014